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                                                                   EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed for the First United Bancshares, Inc. 1994 Equity Participation Plan of our report dated September 27, 1994 on the supplemental consolidated financial statements of First United Bancshares, Inc. as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 included in First United Bancshares, Inc.'s Form 8-K dated October 18, 1994 and our report dated January 18, 1994 included in the First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.




                                                 /s/ Arthur Andersen LLP
                                                 ARTHUR ANDERSEN LLP



New Orleans, Louisiana
November 8, 1994